Exhibit 10.17

Execution Copy

AMENDED AND RESTATED

REGENT TRADEMARK LICENSE AGREEMENT

This Amended and Restated Trademark License Agreement (“Agreement”), effective as of February 21st, 2011 (the “Amendment Effective Date”), is by and between Regent Hospitality Worldwide, LLC (formerly known as Regent Hospitality Worldwide, Inc.), a limited liability company organized under the laws of Delaware (“Licensor”) and Seven Seas Cruises, S.DE R.L. (formerly known as Classic Cruises Holdings S.DE R.L.), a corporation organized under the laws of Panama (“Licensee”).

WHEREAS, pursuant to the Regent Trademark License Agreement, dated January 31, 2008, (the “Original License Agreement”), between Licensor and Licensee, Licensor granted a license (the “License”) to Licensee to use the trademarks identified therein as the “RLG Marks” (as defined below) upon the terms specified in the Original License Agreement;

WHEREAS, in connection with the Original License Agreement, Licensee entered into (i) an Agreement for the Sale and Purchase (the “SPA”) of the interest of Carlson Cruises Worldwide, Inc. in the Regent Seven Seas cruise business (the “RSSC Business”) with Carlson Cruises Worldwide, Inc. (“CCW”), a Minnesota corporation and an Affiliate of the prior owner of Licensor, and (ii) a Master Agreement (the “MA”) through which Licensee acquired the RSSC Business from CCW;

WHEREAS, Licensor and Licensee have now agreed to amend and restate the Original License Agreement to provide that Licensee’s License to use the RLG Marks shall be perpetual, subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

ARTICLE I DEFINITIONS

1.1 “Affiliate” shall mean any person (other than a natural person) controlled by, controlling, or under common control with either party. For purposes of this definition, “control” means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities or other equity interests, by contract, by family relationship or otherwise.

1.2 “Change of Control” shall mean any merger or consolidation involving Licensee or any directly or indirectly controlling Affiliate(s) of Licensee (“Controlling Affiliate”); any sale or transfer of all or substantially all of Licensee’s or its Controlling Affiliate’s assets; any public or private offering, or series of public or private offerings, whereby a cumulative total of 50% or more of the voting stock or other equity interest of Licensee or its Controlling Affiliate(s) is offered for purchase; any acquisition, or series of acquisitions, by any person or entity, or group of related persons or entities, of a cumulative total of 50% or more of the voting stock or other equity interest of Licensee or its Controlling Affiliate(s) or the right to vote such percentage of voting stock or other equity interest.

1.3 “Claim” shall mean any claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, judgments, liabilities, penalties, expenses of any nature, and costs (including reasonable attorney’s fees).

1.4 “Comparable Cruise Line” shall mean those Luxury Cruise lines listed below that are considered to have the appropriately high level of standards, operation, and guest experiences required for all goods and services offered under the RLG Marks. Initially, Comparable Cruise Lines include: Crystal Cruises, Silversea, and The Yachts of Seabourn. In the event that one of these Comparable Cruise Lines ceases operation of Luxury Cruise lines or experiences a material decline in quality and/or reputation in the Luxury Cruise Business (from the objective standpoint of the luxury cruise line industry, not the subjective opinion of Licensor), then either Licensor or Licensee may request a replacement of that Luxury Cruise line with another Luxury Cruise line that meets the Luxury Cruise line standards. If Licensor and Licensee are unable to reach a mutual agreement with respect to the need for or the identity of a replacement Luxury Cruise line within thirty (30) days of a request by either Licensor or Licensee, then either Licensor or Licensee may submit the matter for resolution by an Independent Expert in accordance with the procedures set forth in Section 14.22.

1.5 “Confidential and Proprietary System Information” shall mean all customer information, Customer Data (as defined below) and any other confidential and proprietary information of Licensor or Licensee that is disclosed to the other party pursuant to this Agreement, however embodied, that relate to the business of either Licensor or Licensee. Confidential and Proprietary System Information will not include any information that can be reasonably shown by contemporaneous evidence that (a) at the time of disclosure to the recipient party is in the public domain through no fault of the recipient party; (b) after disclosure hereunder, becomes part of the public domain by publication or otherwise, except where such disclosure is caused by the breach of this Agreement or any other action or omission by the recipient party; (c) the recipient party can demonstrate is developed by or for recipient party independent of the confidential information of the disclosing party; or (d) the recipient party receives from third parties, provided such information was not obtained, to the knowledge of the recipient party, by such third parties from the disclosing party on a confidential basis. The terms of this Agreement shall be considered Confidential and Proprietary System Information.

1.6 “Customer Data” shall mean any personal or private data or information regarding any individual customer or Person (as defined below), including but not limited to contact information, credit and financial information, and prior business transactions and experiences.

1.7 “Independent Expert” shall mean an independent, internationally recognized industry consulting firm or individual, who is knowledgeable regarding the Luxury Cruise Business and has no conflict of interest, personal or financial relationship with either of the parties.

1.8 “Licensed Use” shall mean use of the RLG Marks only on or in connection with Luxury Cruise vessels, products, merchandise, and services associated with the Luxury Cruise Business that Licensee or its Affiliate operates before or after the Amendment Effective Date.

1.9 “Luxury Cruise” shall mean a cruise on a vessel whose amenities, goods, and services meet or exceed the standards, operation and guest experience of a Comparable Cruise Line and meets a quality standard that is equal to or greater than that on the m/v Seven Seas Voyager, the m/v Seven Seas Navigator and the m/v Seven Seas Mariner as of the date of this Agreement.

1.10 “Luxury Cruise Business” shall mean the operation of Luxury Cruise vessels and the associated marketing, sales and delivery of Luxury Cruise voyages on Luxury Cruise vessels.

1.11 “Person” shall mean any natural person or legal entity, including trustees, representatives, administrators, heirs, executors, partnerships, corporations, limited liability companies, trusts, unincorporated organizations, and governmental agencies, departments, and branches.

1.12 “RLG Marks” shall mean the marks listed in Exhibit A, including (i) all common law rights in and to such marks, (ii) any and all registrations and applications for registration obtained or filed in the United States or any other jurisdiction(s), and, (iii) the goodwill of any business connected to and symbolized by such trademarks.

1.13 “Seven Seas Marks” shall mean the marks listed in Exhibit D, including (i) all common law rights in and to such marks, (ii) any and all registrations and applications for registration obtained or filed in the United States or any other jurisdiction(s), and, (iii) the goodwill of any business connected to and symbolized by such trademarks.

1.14 “RSSC Marks” shall mean the marks listed in Exhibit I, including (i) all common law rights in and to such marks, (ii) any and all registrations and applications for registration obtained or filed in the United States or any other jurisdiction(s), and, (iii) the goodwill of any business connected to and symbolized by such trademarks.

1.15 “Territory” shall mean anywhere in the world.

1.16 “Third Party” shall mean any Person, other than Licensor, Licensee, and their respective Affiliates.

ARTICLE II LICENSE GRANT

2.1 License of RLG Marks. Subject to the terms and conditions of this Agreement, Licensor hereby grants and continues to grant to Licensee, and Licensee accepts from Licensor, an exclusive (even as to Licensor and those taking through Licensor), perpetual, irrevocable, royalty-free and fully paid-up license and right to use the RLG Marks, in conformity with the style of the RLG Marks specified in Exhibit A hereto, in connection with the Licensed Use in the Territory. Licensee shall not have the right to grant any sub-licenses for the RLG Marks solely for use in connection with Licensed Use, to any Person, other than Affiliates of Licensee, without the express written permission of Licensor.

2.2 Use of Other Marks. Notwithstanding any provision to the contrary, Licensee may operate Luxury Cruise vessels under marks other than the RLG Marks; provided, however, that Licensee shall not use any other mark, other than the Seven Seas Marks, on a Luxury Cruise vessel or in connection with the Luxury Cruise Business in a manner that co-mingles such mark with the RLG Marks without the prior express written permission of Licensor, which shall not be unreasonably withheld or delayed. Licensee agrees that where the RLG Marks are used in combination with other marks, the RLG Marks shall not be displayed in such a manner as to be secondary in size or otherwise in emphasis (including in the form “Seven Seas Regent” or otherwise reversing the priority of the existing combination mark “Regent Seven Seas”). For clarity, the parties agree that the restriction on co-mingling of other marks with the RLG Marks includes any use of the RLG Marks by Licensee in conjunction with any general promotion or marketing of any hotel brand other than Licensor’s hotel brand; provided that this shall not prevent or restrict Licensee from promoting and marketing hotels of any brand as excursions for cruise passengers or other purposes specifically related to Licensee’s Luxury Cruise Business and not the general marketing of another hotel brand.

2.3 Non-competition. So long as this Agreement remains in effect, Licensor agrees not to enter into the Luxury Cruise Business under the RLG Marks or license any Third Party the right to use any of the RLG Marks in the Luxury Cruise Business or non-luxury cruise business.

2.4 Retained Rights. Licensor retains all rights not expressly conveyed to Licensee hereunder, including the right to use the RLG Marks outside of the Licensed Use as well as the right for Licensor to grant licenses for such retained rights to third parties; provided, however, that Licensor in all instances shall exercise or license its retained rights in the RLG Marks in a manner consistent with the RLG Marks’ luxury image and commensurate with the standards that Licensee is obligated to maintain hereunder.

ARTICLE III CONSIDERATION

3.1 Consideration. In consideration of and for the rights and privileges granted by Licensor to Licensee under this Agreement, Licensee agrees to pay to Licensor the following amounts on the dates set forth below:

(a) All royalty payments due and owing from Licensee under the Original License Agreement, equal to $1,197,094 for the period ended September 30, 2010, plus $400,000 for the quarter ended December 31, 2010, and the sum of $5,100,000, within three days following the signing of this Agreement,

(b) $2,000,000 upon the one year anniversary date of this Agreement, and

(c) $2,000,000 upon the two year anniversary date of this Agreement.

3.2 No Further Payment. Licensor hereby acknowledges and agrees that no further payment, in the form of percentages of Cruise Revenues (as defined in the Original Agreement) or otherwise, will be due from Licensee to Licensor, including any payments that may have accrued prior to the Amendment Effective Date. Licensor acknowledges and agrees that the payment under Section 3.1(a) of this Agreement will be deemed complete satisfaction of any and all payments, in the form of percentages of Cruise Revenues (as defined in the Original Agreement) or otherwise, or any interest for any late payments, that may have been due under the Original License Agreement prior to the Amendment Effective Date.

3.3 Late Payments. Licensee will pay Licensor interest on any amounts owed to Licensor that are past due at the lesser of one and one-half percent (1.5%) per month or the maximum rate of interest permitted by applicable law.

3.4 Mutual Release. Each of Licensor and Licensee, as additional consideration for entering into this Agreement, on its own behalf and on behalf of its Affiliates (in either case, the “Releasing Party”), hereby waives any claims, demands, actions and other rights (collectively, “Claims”) the Releasing Party may have against the other party, its Affiliates and their respective shareholders, members, officers, directors, affiliates, agents and representatives (in either case, the “Released Parties”), in law or in equity, whether known or unknown, arising under or in connection with the obligations or performance of either party hereto or its predecessor in interest under the Original License Agreement prior to the Amendment Effective Date, including any claims based upon facts known by either party prior to the Amendment Effective Date that could reasonably be expected to give rise to any breach of this Agreement, except for any indemnifiable Claims under the Original License Agreement as a result of actions that may be brought by any Third Parties against any of the Releasing Parties for events which occurred prior to the Amendment Effective Date. Each of Licensor and Licensee represent to the other party that they are not aware of any facts that could reasonably be expected to result in any Claim by any Third Party against the Releasing Party as of the Amendment Effective Date. Except as otherwise set forth herein, nothing in this release shall release the obligations of either Licensor or Licensee under this Agreement as of or subsequent to the Amendment Effective Date.

3.5 Costs, Expenses and Taxes. Except to the extent this Agreement specifically states that Licensor is to bear a specific cost (and regardless of whether the words “at Licensee’s expense” are used), all costs, expenses, obligations and taxes incurred or assessed with respect to the Luxury Cruise Business or Licensee’s exercise of its rights or performance of its obligations under this Agreement, are Licensee’s sole responsibility. Licensor shall be solely responsible only for any taxes imposed on Licensor on payments made by Licensee under this Agreement.

ARTICLE IV QUALITY CONTROL

4.1 Manner of Use. Licensee acknowledges that Licensor’s control over the nature and quality of any goods or services offered under the RLG Marks or advertising containing one or more of the RLG Marks is an essential and material element of this license and Agreement. Licensee shall use the RLG Marks solely in connection with the Licensed Use and in a manner that will protect the Licensor’s rights and goodwill therein and maintain the luxury image of the RLG Marks. Licensee shall ensure that all goods and services offered under or in connection with any of the RLG Marks shall meet or exceed the operation and guest experience of any Comparable Cruise Line.

4.2 Right of Inspection. Licensee shall, upon reasonable notice by Licensor and at a mutually convenient time (to avoid any disruption in the provision of services on board the vessel in question): (i) permit Licensor to inspect the manner in which Licensee exercises the rights granted hereunder to use the RLG Marks; (ii) make available for Licensor’s inspection any of Licensee’s marketing or other materials that contain the RLG Marks; and (iii) permit Licensor or its designee to inspect the facilities of Licensee, including any and all of the Luxury Cruise vessels, that use the RLG Marks. Licensee shall also, upon request of Licensor, provide Licensor with current pictures of requested aspects of the Luxury Cruise vessels and facilities as well as any goods and/or services offered in connection with the RLG Marks.

4.3 Complaints. If any person, company, or entity (i) makes any written or oral complaint to Licensee in regard to the quality of any goods sold or services rendered using the RLG Marks and (ii) such complaint can be reasonably interpreted to mean that Licensee is not materially fulfilling the quality control obligation as set forth in this Article IV, then Licensee shall: (i) supply to Licensor samples of the products or a description of the services mentioned in the complaint along with a copy of the complaint, (ii) enact measures to meet the quality control obligation as set forth in Article IV, and (iii) provide to Licensor a summary of the complaint and the measures enacted to address the complaint.

ARTICLE V OWNERSHIP

5.1 Ownership of Marks. It is understood and agreed that, as between Licensor and Licensee, Licensor is the sole and exclusive owner of all right, title and interest in and to the RLG Marks for use in connection with the Licensed Use. Licensee recognizes the value of the goodwill associated with the RLG Marks in connection with such products and services and acknowledges that such marks and all rights therein, the goodwill pertaining thereto, and any registrations and applications for registration therefore, belong exclusively to Licensor. Licensee agrees that its use of the RLG Marks shall inure to the benefit of Licensor.

5.2 Maintenance. Licensor shall maintain and protect the RLG Marks subject to the exercise of Licensor’s reasonable business judgment. Licensee agrees to use commercially reasonable efforts to fully cooperate with any registration and maintenance efforts in relation to the marks upon request by Licensor.

5.3 Collateral Attack on Marks. Licensee agrees that during the term of this Agreement, or thereafter, it will not directly or indirectly attack or assist any Third Party in attacking the title or any rights of Licensor in and to the RLG Marks, the validity of the license being granted herein or any applications or registrations of such RLG Marks which Licensor may apply for or obtain in its name. Licensee further agrees that it shall not at any time institute any opposition or cancellation action regarding any of the RLG Marks, or any other similar mark of Licensor, with the U.S.P.T.O. or any other foreign governmental agency that registers trademarks, commence any civil proceeding for damages or injunctive relief, or make any other Claim that directly or indirectly would hinder Licensor’s use or ownership of any of the RLG Marks, or prevent the U.S.P.T.O. or any other foreign governmental agency that registers trademarks from issuing or renewing a trademark or service mark registration to Licensor for any of the RLG Marks or any variation thereof.

5.4 Registration of Marks, Trade Names and Domain Names.

(a) Licensee agrees that it will use commercially reasonable efforts to fully cooperate with Licensor in preparing and causing to be registered or recorded in every jurisdiction where applicable, trademark, service mark, and trade name applications and all other documents which may be necessary or desirable, in the sole reasonable opinion of Licensor, to evidence, protect, and implement the rights of Licensor in the RLG Marks, Licensee shall not register, attempt to register, acquire from a Third Party, or cause any Third Party to register, any trademark, service mark, company name, trade name or Internet domain name which is identical to, contains, or is confusingly similar to any of the RLG Marks.

(b) Notwithstanding the foregoing, Licensor has previously transferred to Licensee, and Licensee and its Affiliates are permitted to register or maintain, any registration with any Internet domain name registrar, for any Internet domain name transferred by Licensor and/or its Affiliates and used solely in the RSSC Business, including, but not limited to, those set forth in Exhibit F, provided such domain names do not contain the term “Regent”, “RSSC”, any other RLG Mark, or any variation thereof.

(c) Licensee shall also have the right to use any domain name owned by Licensor and/or its Affiliates and used solely in the RSSC Business prior to sale of the RSSC Business to Licensee that contains the term “Regent” or “RSSC” or any variation thereof, as set forth in Exhibit G, including without limitation controlling the content posted on or accessible through any website(s) associated with such domain names, maintaining the DNS for such domain names on its server(s) and using such domain names to forward Internet traffic to websites associated with other domain names, including without limitation domain names owned by Licensee; provided that such domain names are used in furtherance of the RSSC Business.

(d) In the case of any domain names owned by Licensor and/or its Affiliates and used with both the RSSC Business and the Regent hotel business prior to the sale of the RSSC Business to Licensee, including those set forth on Exhibit H, Licensee will work with Licensor in good faith to explore whether it is commercially practicable for Licensee and Licensor to continue to share use of the domain names; provided that such domain names are used in furtherance of the RSSC Business.

(e) Upon any future termination of this Agreement, consistent with Section 13.1, Licensee shall have a period of up to six (6) months in which to phase out its use of any domain names that contain the term “Regent”, “RSSC”, any other. RLG Marks, or any variation thereof, including those set forth in Exhibit F or registered pursuant to Section 5.4(g). During such phase-out period, Licensee shall be entitled to continue to control the content posted on or accessible through any website(s) associated with such domain names, maintain the DNS for such domain names on its server(s) and use such domain names to forward Internet traffic to websites associated with other domain names, including without limitation domain names owned by Licensee, until Licensee is able to complete the transition to new domain names.

(f) If Licensee has registered a domain name or registers a domain name in the future in violation of this Section 5.4, this Agreement serves as sufficient evidence for the domain name registrar to transfer ownership of the domain name to Licensor.

(g) Licensor shall register, at Licensee’s request and sole expense, any available domain names containing any of the RLG Marks specified by Licensee, other than those which Licensee is permitted under this Section 5.4 to own, and Licensee shall have the right to control the content posted on or accessible through any website(s) associated with such domain names, maintain the DNS for such domain names on its server(s) and use such domain names to forward Internet traffic to websites associated with other domain names, including without limitation domain names owned by Licensee; provided that such domain names are used in furtherance of the RSSC Business.

(h) For a period of six (6) months following any termination of this Agreement, Licensor shall (i) at Licensee’s sole expense, take any and all steps necessary to maintain the registrations for the domain names set forth in Exhibit G and any additional domain names registered pursuant to Section 5.4(g) above, (ii) refrain from selling or licensing any such domain names to any Third Party, and (iii) at Licensee’s sole expense, take any and all steps necessary to ensure that no such domain names become available for registration by any Third Party. For domain names that contain Seven Seas Marks or variations thereof, at the conclusion of the six-month period described in the preceding sentence, Licensor shall, at Licensee’s request and sole expense, either maintain or transfer such domain names to Licensee. For all other domain names, Licensor shall have complete discretion over the maintenance or disposition of the domain names. In no event, however, shall Licensee use any of the domain names set forth in Exhibit F or any additional domain names registered pursuant to Section 5.4(g) above in connection with any Internet website, electronic mail, or any other purpose following the six-month phase out period described in Section 5.4(e).

5.5 Disparagement. Licensee shall not use any of the RLG Marks to disparage Licensor, its products or services, or in any manner which, in Licensor’s reasonable judgment, may tarnish the RLG Marks or diminish, or otherwise damage Licensor’s goodwill in the RLG Marks.

5.6 No Assignment. Nothing contained in this Agreement shall be construed as an assignment to Licensee of any right, title or interest in and to the RLG Marks or any proprietary component thereof, it being expressly understood that all rights, title and interest relating to the RLG Marks are expressly reserved by Licensor except for the rights being licensed hereunder.

5.7 Proprietary Rights Notice. Licensee agrees to include on all documents, web pages, products, or other items displaying or using any of the RLG Marks, the legend “®” or “SM” or other appropriate notice, together with the notice that the marks are “service marks or registered service marks of Regent Hospitality Worldwide, LLC used under license. All Rights Reserved” or another notice specified by Licensor.

ARTICLE VI CONFIDENTIALITY

6.1 Right and Obligation to Use. Licensee will not use any Confidential and Proprietary System Information provided by Licensor for any purpose other than with respect to the operation of the Luxury Cruise Business pursuant to this Agreement. Licensor will not use, for any purpose, any Confidential and Proprietary System Information provided by Licensee.

6.2 Ownership and Non-Disclosure. As between Licensor and Licensee, the disclosing party owns all Confidential and Proprietary System Information provided by the disclosing party under this Agreement or improvements to Confidential and Proprietary System Information provided by the disclosing party under this Agreement. Recipient party will make no Claim and has no rights with respect to such information other than those that are granted in this Agreement. Recipient party will divulge disclosing party’s Confidential and Proprietary System Information only to Persons who must have access to such information in order to perform their responsibilities with respect to this Agreement or the operation of the Luxury Cruise Business. Recipient party will use all reasonable means to protect the confidentiality of disclosing party’s Confidential and Proprietary System Information and will not communicate or make it available to, or use it for the benefit of, any unauthorized Persons.

ARTICLE VII THIRD PARTY RIGHTS

7.1 Third Party Infringement. Licensee shall notify Licensor promptly in writing of any actual or threatened infringement of the RLG Marks by a Third Party that comes to Licensee’s attention. Licensor shall have sole discretion as to whether and how to respond to such infringement. Licensee shall have the right to take action on account of such infringement only upon receiving Licensor’s advance written approval, in which case Licensor shall have the right to join in any action with Licensee and to take any action on account of such infringement if Licensee declines to do so. Licensee shall not contact the Third Party, make any Claim, institute any suit or take any other action on account of such infringements, without first receiving Licensor’s advance written approval.

7.2 Assistance and Costs of Enforcement. With respect to any Claim that Licensor initiates on its own, without Licensee as a party, against any Third Party to enforce Licensor’s rights in and to any of the RLG Marks, Licensor shall have the sole right to direct the prosecution of such Claim and any settlement thereof. If Licensee and Licensor jointly initiate such a Claim, Licensor and Licensee shall each bear their own legal costs and expenses incurred in prosecuting such Claim. The parties shall share equally in any proceeds of such Claim or the settlement thereof attributable to the Licensed Use, after reimbursement to Licensor and to Licensee of their legal costs and expenses related to the prosecution of such Claim. If Licensee initiates such a Claim on its own, without Licensor as a party, then Licensee shall be entitled to any proceeds of such Claim and any settlement attributable to the Licensed Use. Each party agrees to provide reasonable assistance to the other party in the enforcement of any rights of the other party to the RLG Marks against Third Parties.

7.3 Defense of Rights; Defense of Claims Against Licensee. With respect to the RLG Marks, Licensee will notify Licensor promptly of any: (i) challenge to the use of the RLG

Marks; (ii) Claim by any Person to any rights in and to the RLG Marks; and (iii) anything else that Licensee reasonably believes may affect Licensor’s ownership or use or Licensee’s exercise of its rights under this Agreement (collectively, “Challenges”), to the extent Licensee becomes aware of such Challenges. If Licensee’s right to use the RLG Marks is the subject of any Challenge, or if Licensee is named as a party in any proceedings with respect to any Challenge, Licensee must deliver copies of all relevant documents to Licensor within seven (7) days after receiving them, and tender the defense to Licensor. Licensor, at its expense, will defend Licensee and control the defense against such Challenges resulting solely from Licensee’s use of the RLG Marks pursuant to this Agreement; provided, however, that Licensee’s consent shall be required for any settlement or other agreed or negotiated resolution of any Challenge that would impact the rights licensed to Licensee under this Agreement in any way, such consent not to be unreasonably withheld. Licensee will cooperate with Licensor, at Licensor’s expense, in defending any Challenge. With respect to any Challenge, whether or not brought to Licensor’s attention by Licensee or other Person, upon receipt of notice from Licensor that Licensor has made a determination through legal counsel, or that there has been an adjudication by a court of competent jurisdiction, that a Third Party’s right to all or any part of the RLG Marks is superior to Licensor’s, Licensee will immediately cease using as soon as practical that part of or all of the RLG Marks as specified by Licensor. Other than Licensor’s obligation to defend as set forth above, Licensor’s decisions and actions with respect to this Section shall not constitute a breach by Licensor under this Agreement or give Licensee any Claim for damages or other relief outside of this Agreement.

ARTICLE VIII REGENT BRAND COUNCIL

8.1 Continuation of Brand Council. Licensee is encouraged, but not required, to participate in a Regent Brand Council to be established by Licensor, for the purpose of discussing enhancements to the brand image and marketing initiatives. Any information provided at the Brand Council by Licensor, Licensee, or any other licensees regarding their respective current and future marketing strategies and programs shall be considered Confidential and Proprietary Information of the disclosing party and shall be maintained strictly confidential under the terms of Article VI, including the goods and services currently being or contemplated being offered under any of the RLG Marks. The Regent Brand Council shall not have any approval or veto rights over any party, rather the purpose shall be to meet and discuss strategy and to align the marketing efforts of the various parties.

8.2 Reservation Systems. Licensor may in the future explore whether it is commercially practicable to achieve and maintain compatibility of Licensee’s online and voice reservation system with that of Licensor, but Licensee will have no obligation to accept any proposal from Licensor with respect to Licensee’s reservation system.

ARTICLE IX DATA SHARING

9.1 Sharing. To the extent permitted by law and commercially reasonable, and provided that the parties are able to agree on a commercially reasonable framework for how such Customer Data is to be shared (including the manner and frequency of use of Customer Data by the parties and other licensees of the RLG Marks), Licensor and Licensee may, on a voluntary basis and without obligation, provide Customer Data to each other from time to time. Licensor and Licensee shall not share or make any use of Customer Data provided by the other party without that party’s express written consent, which consent shall not be unreasonably withheld.

9.2 Compliance with Privacy Laws. Licensee and Licensor each represent, warrant and undertake that at all times they will each exercise commercially reasonable efforts to comply with, and will exercise commercially reasonable efforts to ensure that any vendors, employees, contractors and affiliates comply with, any and all applicable laws, regulations, or requirements of any applicable country or political subdivision thereof regarding the collection, storage, handling, transfer, or use of Customer Data collected by or on behalf of Licensee or shared with Licensee by Licensor. As between the parties, any such shared Customer Data shall be considered the Confidential and Proprietary System Information of the disclosing party and shall be protected as such under the terms of Article VI. The recipient party of any such shared Customer Data shall further comply at all times with the privacy policy of the disclosing party applicable to any such shared Customer Data.

ARTICLE X WARRANTIES

10.1 Indemnity. Subject to the provisions of the SPA and MA, Licensee assumes sole and complete responsibility for, and will indemnify, defend and hold harmless Licensor against and from, any Claim brought by any Third Party that is related to, arises out of, or is in any way connected with Licensee’s operation of its Luxury Cruise Business, including any Claim brought by any Third Party relating to any occurrence on any Luxury Cruise vessel or any acts or omissions by Licensee or anyone associated with Licensee. Licensee’s obligations under this Section shall not apply to any Claim arising solely and directly from any acts or omissions by Licensor, its Affiliates, or Licensor’s other licensees.

10.2 Licensor Warranty. Licensor represents and warrants that: (a) it or one of its Affiliates is the owner of the applications and registrations for the RLG Marks listed on Exhibit A, free and clear of any liens or security interests; (b) to the best of Licensor’s knowledge and belief, Licensee’s use of the RLG Marks in accordance with this Agreement will not violate the rights of any third party; (c) Licensor has all rights and authority necessary to grant the license to use all of the RLG Marks to Licensee and fulfill Licensor’s obligations under this Agreement; (d) the grant of rights by Licensor under this Agreement does not and will not conflict with any agreement to which Licensor is a party; and (e) Licensor will not grant any rights that conflict with the rights granted to Licensee under this Agreement. Licensor further represents and warrants that it will not take any action or omit to take any action in connection with the operation of its business, including but not limited to the provision of hotel services and any licensing activities regarding the RLG Marks, that is likely to significantly impair the value of the RLG Marks and the rights granted to Licensee under this Agreement. Licensor also agrees that it will continue to invest in and develop the RLG Marks and the Regent brand generally in a manner consistent with the brand’s luxury image subject to Licensor’s reasonable business judgment. Licensor will use commercially reasonable efforts to renew the applications and registrations shown in Exhibit A, to the extent permitted by applicable law, in the name of Licensor or such of Licensor’s affiliates which is then current owner of such RLG Marks in each of the jurisdictions, provided that Licensor shall have no obligation to renew applications and registrations for classes of use other than hotels, restaurants, residences, transportation or other classes with respect to the Luxury Cruise Business. Licensor shall indemnify, defend and hold harmless Licensee from and against any and all loss, damage, settlement, cost or expense (including legal expenses and expenses of other professionals) incurred or arising from any third party claim related to any breach by Licensor of the foregoing representations, in accordance with the procedures provided in Section 7.3.

ARTICLE XI ASSIGNMENT

11.1 Licensor. Licensor shall have the right to assign this Agreement in connection with an assignment of ownership in the RLG Marks, without the consent of Licensee; provided, that Licensor shall not be released of its obligations under this Agreement. Licensor shall give Licensee prior written notice in the event of any such assignment.

11.2 Security Interest of Licensee in RSSC Marks. Licensor hereby grants to Licensee a security interest in all of Licensor’s right, title and interest in and to the RSSC Marks, including all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries, whether now or hereafter existing, including all goodwill associated therewith. Licensee shall have the right to file a financing statement providing notice of its security interest in the RSSC Marks. Upon any transfer or assignment of any RSSC Mark, whether voluntary or involuntary, Licensee may exercise any rights it may have as a secured party with respect to such RSSC Marks.

11.3 Licensee. Licensee shall have the right to assign this Agreement to one of its Affiliates who assumes the ownership and operation of the entire RSSC Business, upon providing Licensor with advanced written notice of such assignment; provided, that such Affiliate agrees in writing to be bound by the requirements and obligations under this Agreement as they apply to Licensee and such an assignment by Licensee to one of its Affiliates shall not be considered a Change of Control. Licensee shall not have the right to assign this Agreement to any Third Party without the advanced express written consent of Licensor, which may be withheld solely based upon Licensee’s reasonable business judgment, except that no such consent is required for any assignment of this Agreement in its entirety in connection with any merger, consolidation, restructuring, sale of all or substantially all of Licensee’s assets or business related to its Luxury Cruise Business. A Change of Control (including any initial or follow on public offering of securities) in Licensee shall not require any consent from Licensor.

ARTICLE XII TERM, TERMINATION AND REMEDIES

12.1 Term. This Agreement shall become effective as of the Amendment Effective Date and shall continue in full force and effect perpetually, unless terminated in accordance with the provisions set forth in this Article XII.

12.2 Default Which May Result in Termination. The following are events of material default by Licensee, which entitle Licensor to terminate this Agreement upon written notice (“Second Notice”) to Licensee if Licensee fails to cure the event of default within sixty (60) days following the date of the initial notice describing such default:

(a) Licensee ceases to continuously operate the Luxury Cruise Business or to use the RLG Marks in connection with the Luxury Cruise Business for a period of two years. For clarification, in the event of a valid assignment pursuant to Section 11.3, for any two year period that includes the date of assignment by Licensee, the period of non- use, if any, will refer to the combined period of non-use of the RLG Marks by Licensee during the period that it owned the RLG Marks and by the successor entity during the period that it owned the RLG Marks.

(b) Licensee directly or indirectly attacks or assists any Third Party in attacking the title, validity, enforceability or any right of Licensor in and to the RLG Marks or any applications or registrations of Licensor in and to the RLG Marks.

(c) Licensee fails to pay any amounts owed to Licensor under this Agreement for a period of five (5) days past the date that such payment is due under this Agreement.

The effective date of termination for a default under this Section 12.2 is the date stated in the Second Notice.

12.3 Defaults Requiring Independent Expert Determination. The following are events of material default by Licensee that entitle Licensor to bring an action to terminate this Agreement in accordance with the provisions of Section 12.4.

(a) Licensee’s material failure to comply with the quality standards required under Section 4.1 of this Agreement in connection with the use of the RLG Marks, which has resulted, or could reasonably be expected to result, in material damage to the value of the RLG Marks.

(b) Licensee’s use of the RLG Marks in a manner that does not comply with the requirements for use of the RLG Marks as set forth in Sections 2.1 and 2.2.

12.4 Termination by Determination of Independent Expert. Licensor shall not have the right or ability to terminate the License or this Agreement for any reason specified in Section 12.3 unless:

(a) Licensor has provided Licensee with written notice of the event of default claimed by Licensor;

(b) Licensee has disputed the breach or failed to cure the breach within thirty (30) days of the date of Licensor’s notice;

(c) the parties have been unsuccessful in resolving the dispute informally; and

(d) a determination, which is final and non-appealable, has been made by the Independent Expert in accordance with the procedures set forth in Section 14.23 that the Licensee has committed a material breach specified in Section 12.3 entitling Licensor to terminate the License.

12.5 Remedies for Other Defaults. In the event either party does not comply with any material provision of this Agreement and the non-breaching party elects to give the breaching party written notice of such noncompliance, then the breaching party shall have sixty (60) days from the receipt of such notice to remedy the breach. If the breach is not remedied within such sixty (60) day period, the non-breaching party shall have the right to seek any remedy available to it, at law or in equity, provided that, except as otherwise provided in Sections 12.2, 12.3 and 12.4, under no circumstances may the relief granted to any party include the rescission or termination of the licenses granted under this Agreement.

ARTICLE XIII CONSEQUENCES UPON TERMINATION

13.1 Licensee’s Obligations. Upon the termination of this Agreement, Licensee will, within six (6) months, stop using the RLG Marks, stop operating the Luxury Cruise Business under the RLG Marks, and stop representing the Luxury Cruise Business or any Luxury Cruise vessel to the public or holding it out as being affiliated or previously affiliated with Licensor or as a former Luxury Cruise vessel under the RLG Marks. Licensee will accomplish this by, without limitation, removing, returning or destroying, as instructed by Licensor: (i) any documents containing any of Licensor’s Confidential and Proprietary System Information, marketing materials, labels, and all other printed materials containing the RLG Marks; (ii) all interior and exterior signs and other items containing the RLG Marks; and (iii) anything else that might reasonably result in customers continuing to identify the Luxury Cruise Business with Licensor; provided, however, that Licensee shall not be obligated to recall any marketing materials incorporating or using the RLG Marks that have been disseminated to Third Parties prior to the termination of this Agreement. After such six month period, Licensee will cover up anything bearing the RLG Marks or otherwise identified as being associated with Licensor that cannot reasonably be removed on or before the end of such six month period, until it can be removed. Licensee shall, within thirty (30) days, provide notice to all customers who have reserved, booked, or placed a deposit for a Luxury Cruise of the name change and that the Luxury Cruise Business and Licensee are no longer affiliated with Licensor or any entity operating under the RLG Marks. Licensee shall not, without Licensor’s approval, make or issue any statement or any other communication for public dissemination regarding the circumstances of the termination of this Agreement or Licensee’s relationship with Licensor other than to state that Licensee is no longer associated with Licensor or the RLG Marks.

13.2 Disposition of RSSC Marks. Upon the termination of this Agreement, within thirty (30) days, Licensor will file documents with the U.S. Patent and Trademark Office and other international trademark authorities to voluntary cancel or withdraw Licensor’s trademark or service mark applications and registrations for the RSSC Marks in the United States and any other jurisdiction(s).

ARTICLE XIV MISCELLANEOUS

14.1 Severability. All provisions of this Agreement are severable. If, pursuant to the decision of any court having jurisdiction, any provision is not enforceable wholly or in part, the remainder of this Agreement will continue to be in full force and effect, and the unenforceable part(s) shall be modified as needed to give effect to the intentions of the parties as stated in the remainder of the Agreement, or if that is not possible, the unenforceable part shall be severed and cancelled from the remainder of the Agreement subject only to the special provisions stated in the remainder of this Section 14.1.

14.2 Waiver. The failure, refusal or neglect of one party to require the other party to comply with any provision of this Agreement, in whole or in part, does not constitute a waiver by the former of its right to require full compliance with the same or different provisions in the future, regardless of the acceptance of payments or performance by the party seeking compliance.

14.3 Governing Law. The interpretation, validity and enforcement of this Agreement and the relationship between the parties is subject to and governed by the laws (statutory or otherwise) of the State of New York without regard to choice of law or conflict of law principles. Licensee waives the rights and protections that are available through the franchise, business opportunity or any other laws of any state.

14.4 Venue and Jurisdiction. Except for injunctive relief sought by Licensor, which Licensor has the right to bring in a court of competent jurisdiction in the state where Licensee resides or has its principal place of business, all Claims arising out of or related to this Agreement in any way, must be commenced, filed and litigated before a court of competent jurisdiction located in New York County, New York. Licensee submits to personal jurisdiction of the state and Federal courts in such county for such purpose.

14.5 Jury Waiver. Each party knowingly and voluntarily waives the right to a trial by jury in any litigation arising under, as a result of or in connection with this Agreement or any franchise or business opportunity laws.

14.6 Successors Bound. This Agreement is binding upon the parties and their respective, heirs, successors and assigns.

14.7 Entire Agreement. As of the Amendment Effective Date, this Agreement, together with the exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings, either oral or in writing, including without limitation the Original License Agreement and any Letters of Intent related to the subject matter hereof. All other representations, warranties, inducements, promises, understandings or agreements between the parties related to the subject matter hereof that are not in writing and signed by Licensor and Licensee subsequent to the date hereof, are void and unenforceable.

14.8 Modifications. Oral modifications to this Agreement, including those by way of release, amendment, waiver or otherwise, are not valid or enforceable. The parties will modify this Agreement only by a written agreement signed by a duly authorized representative of each party.

14.9 Headings. The headings of the Articles and Sections are for convenience only and do not define, limit or construe their contents.

14.10 Notices. All notices required or permitted to be given shall be in writing, given in advance, and must be delivered either personally, by fax, by United States Priority Mail or by generally reliable expedited delivery companies including Federal Express, Airborne Express and DHL. Notices by fax are deemed delivered and received upon transmission. Notices by United States Priority Mail are deemed delivered and received on the second day immediately following the day on which the notice was given to the United States Postal Service. Notices by expedited delivery are deemed delivered and received on the day immediately following the day on which the notice was given to the expedited delivery company; provided, that overnight delivery service is used. Notices shall be addressed as follows, and the parties may make any change to the information hereunder in a written notice to the other party:

To Licensor:	To Licensee:

Regent Hospitality Worldwide,	Seven Seas Cruises S. DE R.L.
LLC	8300 N.W. 33rd Street, Suite 308
41 Chung Shan N, Rd. Section 2,	Miami, Florida 33122
Taipei 104, Taiwan ROC	Attention: General Counsel
Attention:	Fax: 305.514.3943
Fax 886.2.2511.9374

14.11 Execution/Counterparts. The parties may sign more than one identical copy of this Agreement, each of which shall be deemed an original. When parties sign different, but identical copies of this Agreement, the copies constitute one Agreement.

14.12 Attorneys’ Fees. All reasonable and necessary costs and expenses, including attorneys’ fees, incurred by Licensor or Licensee in enforcing any provisions of this Agreement, or in defending against any Claims made against one by the other with respect to this Agreement, whether through injunctive relief or otherwise, will be paid to the prevailing party in such action by the other party.

14.13 Actions by Others. Where Licensee is prohibited by this Agreement from directly taking any action, or where action by Licensee would constitute a default, Licensee agrees that it will not encourage, authorize or permit any other Person, directly or indirectly or under its direct or indirect control to take such action.

14.14 Performance through Others. Licensor has the right to perform all of its obligations directly or through its Affiliates or Third Party consultants. If performed through any of them, Licensee’s obligations with respect to such matters will still run directly to Licensor.

14.15 Survival. The following provisions of this Agreement shall continue in full force and effect subsequent to termination of this Agreement are: Sections 3.2 and 3.3, Article V, Article VI, Article X, Article XIII, and Article XIV.

14.16 Compliance with Laws. Notwithstanding any provision to the contrary, Licensee’s performance is subject to, and Licensee will comply with, all legal requirements, including those of all countries in which Licensee conducts business that prohibits unfair, fraudulent or corrupt business practices such as those that are comparable to the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the Patriot Act. Licensee shall also take all commercially reasonable efforts to ensure that all goods and services advertised or sold in connection with the RLG Marks during the term of this Agreement shall comply with all applicable legal requirements, including any local, state, and federal laws or regulations.

14.17 Third Party Beneficiaries. This Agreement is for the sole benefit of the parties and is not for the benefit of any Third Parties.

14.18 Use of Definitions/Terms. The words “includes,” “such as,” and “for example” are not intended to limit the listing that follows. The listings are examples or illustrations. These words should be read as if the words “without limitation” and “but not limited to” appear after them.

14.19 Copies. Photocopies and facsimiles of a signed original of this Agreement are fully binding and effective as originals.

14.20 Exhibits. All exhibits, addenda, schedules and riders attached to this Agreement are a part of it and fully incorporated into it.

14.21 Interpretation. Neither this Agreement nor any of its provisions is to be construed against or interpreted to the disadvantage of either party because a party drafted this Agreement or the provision.

14.22 Independent Expert Resolution Process. Any dispute between Licensor and Licensee with respect to the replacement of any Comparable Cruise Line and any matter required to be decided under Sections 12.3 and 12.4, shall be determined by binding arbitration before an Independent Expert to be conducted in Miami, Florida in accordance with the provisions of this Section 14.22. Either party may submit the matter for resolution by the Independent Expert, by written notice to the other party. Within ten (10) days of either party’s submission of such matter for resolution by Independent Expert, Licensee shall nominate a qualified person to be the Independent Expert by written notice to Licensor, together with a statement of the qualifications of the person nominated. Licensor shall respond in writing within ten (10) days of Licensee’s notice of its nomination, advising whether Licensor accepts Licensee’s nominee or nominating a different person to act as the Independent Expert. Licensee shall respond to Licensor within ten (10) days of Licensor’s response, advising whether Licensee accepts Licensor’s nominee. If Licensee does not nominate a qualified Independent Expert within the ten (10) day period following Licensor’s written notice of submission of a matter for resolution by Independent Expert, Licensor shall have the right to nominate a qualified Independent Expert within twenty (20) days following Licensor’s notice of submission of the matter for resolution by Independent Expert, and Licensee shall respond in writing within ten (10) days of Licensor’s notice of its nomination, advising whether Licensee accepts Licensor’s nominee or nominating a different person to act as the Independent Expert. If either Licensor or Licensee fails to nominate an

Independent Expert within the time periods provided herein, the non-responding party shall be deemed to accept the person nominated by the other party. If both Licensee and Licensor have nominated an Independent Expert and they do not mutually agree upon the person selected by either of them, the two nominees selected by Licensor and Licensee shall select a third nominee within ten (10) days of following the nomination of the second Independent Expert, and the third nominee shall be the Independent Expert. Licensor and Licensee will be entitled to make written submissions to the Independent Expert, but must provide a copy to the other party who will have the right to respond to such submission. The Independent Expert shall make a determination of the matter and advise Licensor and Licensee of such determination in writing within sixty (60) days of such person’s appointment as Independent Expert. Licensor and Licensee agree to accept the decision of the Independent Expert as final and binding, absent bad faith or fraud, and the prevailing party shall have the right to obtain a judgment against the non-prevailing party on the basis of such decision, which shall be enforceable in any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement by their duly authorized representatives to be effective as of the date set forth above.

Signed on behalf of		)
REGENT HOSPITALITY WORLDWIDE, LLC		) )	REGENT HOSPITALITY WORLDWIDE, LLC.
acting by	AMY SHUM	)
Authorized Signatory			By:	Regent Hospitality (BVI) Limited, sole member
For and on behalf of
CAVAN NOMINEES LIMITED

Authorized Signature(s)

Signed on behalf of CLASSIC CRUISES S. DE R.L.		) ) )	For and behalf of Cavan Nominees Limited, as sole director of Regent Hospitality (BVI) Ltd.
acting by		)

EXHIBIT A

(RLG Marks)

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Tao of Regent	77/223147	07/06/07	41	UNITED STATES

Circles of Interest	3,205,643 78/834349	02/06/07 03/10/06	45	UNITED STATES

The Regent Travel Concierge	3,285,882 78/834341	08/28/07 03/10/06	45	UNITED STATES

	77/173513	05/04/07	39	UNITED STATES

Regent	77/173463	05/04/07	39	UNITED STATES

Regent International Hotels	2,665,336 76/152383	12/24/02 10/24/00	42	UNITED STATES

Regent Resort	2,563,957 75/374678	04/23/02 10/16/97	42	UNITED STATES

	1,514,562 73/712307	11/29/88 02/22/88	16, 34, 35, 39, 41, 42	UNITED STATES

Regent	1,139,113 73/232554	08/26/80 09/24/79	42	UNITED STATES

	2,227,789 75/380733	03/02/99 10/29/97	25	UNITED STATES

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	1,521,777 73/712,308	01/24/89 02/22/88	16, 35, 39, 41, 42	UNITED STATES

	1,629,732 73/712,467	01/01/91 02/22/88	3	UNITED STATES

Live The Luxury	77/059,748	12/8/06	43	UNITED STATES

Live The Luxury	3,300,968 77/059,742	10/02/07 12/8/06	39	UNITED STATES

Luxury For All The Senses	2,654,664 75/639,798	11/26/02 02/11/99	42	UNITED STATES

Partner Advantage	2,810,457 78/148,892	2/3/2004 7/30/2002	35	UNITED STATES

The Regent Experience

Regent Concierge

The Regent

R (as used in the acronym RSSC)

	13250 4276	1/21/1997 1/21/1997	36, 39, 41, 42	ANDORRA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	2039 2039	4/19/2000 4/19/1999	42	ANTIGUA

	2040 2040	6/5/2000 4/19/1999	42	ANTIGUA

	1632520 2008200	5/14/1997 11/7/1995	36	ARGENTINA

	1994423 2507681	4/29/1994 5/31/1989	35	ARGENTINA

	480561 480561	2/1/1988 2/1/1988	41	AUSTRALIA

	480566 480566	2/1/1988 2/1/1988	3	AUSTRALIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	480565 480565	2/1/1988 2/1/1988	16	AUSTRALIA

	480563 480563	2/1/1988 2/1/1988	35	AUSTRALIA

	500349 500349	11/25/1988 11/25/1988	42	AUSTRALIA

	480562 480562	2/1/1988 2/1/1988	39	AUSTRALIA

	458338 458338	1/13/1987 1/13/1987	21	AUSTRALIA

	453490 453490	10/10/1986 10/10/1986	42	AUSTRALIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	458341 458341	1/13/1987 1/13/1987	34	AUSTRALIA

	458340 458340	1/13/1987 1/13/1987	25	AUSTRALIA

	458339 458339	1/13/1987 1/13/1987	24	AUSTRALIA

	458333 458333	1/13/1987 1/13/1987	3	AUSTRALIA

	458332 458332	1/13/1987 1/13/1987	14	AUSTRALIA

	458331 458331	1/13/1987 1/13/1987	16	AUSTRALIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	458337 458337	1/13/1987 1/13/1987	18	AUSTRALIA

Regent	507472 507472	3/28/1989 3/28/1989	42	AUSTRALIA

	458330 458330	1/13/1987 1/13/1987	14	AUSTRALIA

	458328 458328	1/13/1987 1/13/1987	18	AUSTRALIA

	458327 458327	1/13/1987 1/13/1987	21	AUSTRALIA

	458335 458335	1/13/1987 1/13/1987	25	AUSTRALIA

	484340 484340	3/29/1988 3/29/1988	33	AUSTRALIA

	458334 458334	1/13/1987 1/13/1987	34	AUSTRALIA

	458329 458329	1/13/1987 1/13/1987	16	AUSTRALIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	677653 677653	11/10/1995 11/10/1995	36	AUSTRALIA

	458336 458336	1/13/1987 1/13/1987	24	AUSTRALIA

	480572 480572	2/1/1988 2/1/1988	16	AUSTRALIA

	480569 480569	2/1/1988 2/1/1988	35	AUSTRALIA

	480568 480568	2/1/1988 2/1/1988	39	AUSTRALIA

	480567 480567	2/1/1988 2/1/1988	41	AUSTRALIA

	396843 396843	9/12/1983 9/12/1983	42	AUSTRALIA

	152216 4869/93	4/20/1994 10/13/1993	25, 39, 41, 42	AUSTRIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	20931 20931	9/21/1999 9/10/1998	39	BAHAMAS

	20930 n/a	9/21/1999 9/10/1998	39	BAHAMAS

	1275 1307/93	1/7/1995 11/22/1993	42	BAHRAIN

	81/10688 7670	2/3/2000 12/29/1995	36	BARBADOS

	81/8333 n/a	3/16/1999 6/22/1993	42	BARBADOS

	R 510791 773556	12/18/1991 12/18/1991	16, 35, 39, 41, 42	BENELUX

	R 511105 773555	12/18/1991 12/18/1991	16, 35, 39, 41, 42	BENELUX

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	26274 n/a	7/15/1996 7/21/1994	42	BERMUDA

	BT/M/97/00372 BT/M/98/00372	9/11/1997 9/11/1997	36, 39, 41, 42	BHUTAN

	814615724 814615724	9/22/1992 12/2/1988	43	BRAZIL

	814615740 814615740	9/11/1990 12/2/1998	35	BRAZIL

	200043854 200043854	9/11/2000 8/23/2000	44	BRAZIL

	814615716 814615716	11/3/1992 12/2/1988	35	BRAZIL

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	4056 RWL2937	2/4/1994 1/12/1994	42	CAMBODIA

	4055 RWL2936	2/4/1994 1/12/1994	42	CAMBODIA

	TMA490445 072555400	2/24/1998 3/26/1993	3, 16, 34, 35, 39, 42 Gdl, Gd2, Svl, Sv2, Sv3, Sv4	CANADA

Live the Luxury	135078600	6/8/2007	39, 43 Srv 1, Srv 2, Srv 3	CANADA

Regent	133911800	3/13/2007	43 Srv 1	CANADA

Regent	134660900	5/9/2007	39 Svl	CANADA

	134659600	5/9/2007	39 Svl	CANADA

	TMA478149 0725652	6/20/1997 3/26/1993	16, 35, 39, 41, 42 Gds, Srvl, Srv2, Srv3, Srv4	CANADA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	778373 778373	2/21/1995 9/30/1993	42	CHINA P.R.

	845971 845971	6/7/1996 3/7/1994	42, 44	CHINA P.R.

	841852 841852	5/21/1996 6/4/1994	36	CHINA P.R.

Live the Luxury	6094569	6/7/2007	43	CHINA P.R.

	4284146	9/23/2004	36	CHINA P.R.

	4284147	9/23/2004	43	CHINA P.R.

	4284145	9/23/2004	35	CHINA P.R.

	4284144	9/23/2004	43	CHINA P.R.

	320565 320565	8/10/1988 9/10/1987	16	CHINA P.R.

	321319 321319	8/20/1988 9/10/1987	21	CHINA P.R.

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	321305 321305	8/20/1988 9/10/1987	3	CHINA P.R.

	327643 327643	10/20/1988 9/10/1987	24	CHINA P.R.

	831808 831808	4/14/1996 6/4/1994	36	CHINA P.R.

	777402 777402	2/7/1995 9/30/1993	42	CHINA P.R.

	327647 327647	10/20/1988 9/10/1987	24	CHINA P.R.

	321306 321306	8/10/1988 9/10/1987	3	CHINA P.R.

	320566 320566	8/10/1988 9/10/1987	16	CHINA P.R.

	321318 321318	8/20/1988 9/10/1987	21	CHINA P.R.

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	163164 2006-0010	10/20/2006 1/2/2006	43	COSTA RICA

	165610 2006-5105	1/26/2007 6/14/2006	35	COSTA RICA

	165609 2006-5106	1/26/2007 6/14/2006	41	COSTA RICA

	165608 2006-5107	1/26/2007 6/14/2006	44	COSTA RICA

Live the Luxury	2007-5890	6/4/2007	43	COSTA RICA

Regent	2007-2683	3/21/2007	35	COSTA RICA

Regent	2007-2685	3/21/2007	41	COSTA RICA

Regent	2007-2684	3/21/2007	43	COSTA RICA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Regent	2007-2686	3/21/2007	44	COSTA RICA

	163163 2006-0011	10/20/2006 1/2/2006	43	COSTA RICA

	165646 2006-5073	1/26/2007 6/14/2006	35	COSTA RICA

	165648 2006-5071	1/26/2007 6/14/2006	41	COSTA RICA

	165647 2006-5072	1/26/2007 6/14/2006	44	COSTA RICA

	Z20040471 Z20040471A	3/22/2004 3/22/2004	35, 43, 44	CROATIA

Live the Luxury	Z20071018A	6/1/2007	43	CROATIA

Regent International Hotels	Z20040469 Z20044069A	3/22/2004 3/22/2004	43	CROATIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	Z20040470 Z20040470A	3/22/2004 3/22/2004	35, 43, 44	CROATIA

	124065 2225/95	6/20/1996 12/12/1995	36	CUBA

	38525 38525	5/28/1993 5/28/1993	42	CYPRUS

	156911 2006-51487	10/16/2006 7/28/2006	35, 36, 43, 44	DOMINICAN REPUBLIC

	156801 2006-51488	10/16/2006 7/28/2006	35, 36, 43, 44	DOMINICAN REPUBLIC

	87197 87197	11/1/1997 6/7/1993	42	EGYPT

	0153999 0153999	11/20/2001 4/1/1996	36, 39, 41,42	EUROPEAN COMMUNITY

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Live the Luxury	5962303	6/1/2007	39, 43	EUROPEAN COMMUNITY

Regent	5876321	5/4/2007	39	EUROPEAN COMMUNITY

	5876289	5/4/2007	36, 39, 41, 43	EUROPEAN COMMUNITY

	0153957 0153957	2/10/2000 4/1/1996	36, 39, 41, 42	EUROPEAN COMMUNITY

The Regent London	2184232 2184232	1/22/2004 4/19/2001	3, 25, 36, 39, 41, 42	EUROPEAN COMMUNITY

	20144 n/a	11/15/1989 9/15/1988	48	FIJI

	20139 n/a	11/15/1989 9/15/1988	38	FIJI

	20141 n/a	11/15/1989 9/15/1988	50/10	FIJI

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
The Regent	20136 n/a	11/15/1989 9/15/1988	50/10	FIJI

The Regent	20131 n/a	11/14/1989 9/15/1988	39	FIJI

The Regent	20130 n/a	11/14/1989 9/15/1988	38	FIJI

Regent Resort	39745927 39745927	11/12/1997 9/25/1997	39, 41, 42	GERMANY

The Regent - Frankfurt	1159270 R 47481/42 Wz	5/22/1990 12/8/1988	42	GERMANY

	1159572 R 47482/42 Wz	5/31/1990 12/8/1988	42	GERMANY

	1,159,989 R 46295/43 Wz	6/12/1990 2/2/1988	35, 39, 41, 42	GERMANY

	114288 114288	10/17/1995 5/20/1993	25, 42	GREECE

	106221 1998-04703	9/26/2000 6/23/1998	42	GUATEMALA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	106220 1998-04702	9/26/2000 6/23/1998	42	GUATEMALA

	1991B04293 88/01499	12/31/1991 3/25/1988	16	HONG KONG

	1991B04292 88/01499	12/31/1991 3/25/1988	3	HONG KONG

	1996/B02004 92/07080	3/25/1996 3/2/1992	39	HONG KONG

	1995/B08050 92/07082	9/25/1995 3/2/1992	42	HONGKONG

	1995/B08049 92/07079	9/25/1995 3/2/1992	35	HONG KONG

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	1996B05421 92/07081	6/13/1996 3/2/1992	41	HONG KONG

	200013881 95/13778	10/18/2000 10/31/1995	36	HONG KONG

	200014262 96/09220	10/26/2000 7/26/1996	36	HONG KONG

	19970334 96/08962	10/21/1997 7/22/1996	35, 43	HONG KONG

	199601663 92/07083	2/22/1996 3/2/1992	39	HONG KONG

	199104132 88/01520A	12/19/1991 3/25/1988	16	HONG KONG

	199610742 92/07086	11/26/1996 3/2/1992	42	HONG KONG

	199610741 92/07085	11/26/1996 3/2/1992	41	HONG KONG

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	199500682 92/07084	1/24/1995 3/2/1992	35	HONG KONG

	138988 M 93 02403	1/9/1996 5/19/1993	42	HUNGARY

	1383232 1383232	9/8/2005 9/8/2005	42	INDIA

	485025	2/1/1988	3	INDIA

	485026	2/1/1988	16	INDIA

	1383231	9/8/2005	42	INDIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	485023 485023	2/1/1988 2/1/1988	3	INDIA

	485022 485022	2/1/1988 2/1/1988	16	INDIA

	265962 4378/88	3/23/1998 3/19/1991	3, 16, 34, 42	INDONESIA

	265962 4378/88	3/23/1998 3/19/1991	21	INDONESIA

	265962 4378/88	3/23/1998 3/19/1991	34	INDONESIA

	302514 n/a	4/1/1993 4/1/1993	43	INDONESIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	265962 4378/88	3/23/1996 3/19/1991	16	INDONESIA

	260405 n/a	6/16/1990 3/23/1988	3	INDONESIA

	302513 n/a	4/1/1993 4/1/1993	43	INDONESIA

	260405 n/a	6/16/1990 3/23/1988	16	INDONESIA

	260405 n/a	6/16/1990 3/23/1988	21	INDONESIA

THE REGENT CLUB	360456 J9514426	5/30/1996 8/14/1995	42	INDONESIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	201591 201591	7/1/1996 1/29/1996	42	IRELAND

	201590 201590	7/1/1996 1/29/1996	41	IRELAND

	201589 201589	7/1/1996 1/29/1996	36	IRELAND

	200768 200768	7/1/1996 1/29/1996	41	IRELAND

	200767 200767	7/1/1996 1/29/1996	36	IRELAND

	201128 201128	7/1/1996 1/29/1996	42	IRELAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	101648 101648	12/4/1997 11/1/1995	36	ISRAEL

	131005 131005	1/3/2001 9/27/1999	42	ISRAEL

	844169 RM/98/4046	4/24/2001 2/8/1988	3, 16, 34, 35, 39, 41, 42	ITALY

Regent	993358 RM/2002/5041	2/21/2006 9/16/2002	3, 16, 25, 34	ITALY

	720620 RM/2005/5773	11/4/2005 11/6/1995	36	ITALY

REGENT INTERNATIONAL HOTELS	825313 RM/98/17	10/4/2000 1/5/1998	42	ITALY

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
The Regent	993361 RM/2002/5045	2/21/2006 9/16/2002	36, 39, 43	ITALY

	825722 RM/98/475	8/4/2000 2/3/1998	3, 16, 34, 35, 39, 41, 42	ITALY

	29259 16/1680	11/10/1997 6/25/1993	16	JAMAICA

	3107433 H04-281342	12/26/1995 9/30/1992	41	JAPAN

	2135622 S60-122714	4/28/1989 12/10/1985	6, 9, 14, 16, 19, 20, 21	JAPAN

	3331711 H04-281344	7/18/1997 9/30/1992	42	JAPAN

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	4096420 H07-114882	12/26/1997 11/6/1995	36	JAPAN

Regent Resort	4248705 H09-164188	3/12/1999 10/2/1997	42	JAPAN

	3331710 H04-281343	7/18/1997 9/30/1992	42	JAPAN

	42471 42471	5/29/1996 5/29/1996	16	JORDAN

REGENT INTERNATIONAL	42472 42472	7/15/1996 7/15/1996	16	JORDAN

	42346 42346	5/11/1996 5/11/1996	16	JORDAN

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	12148	6/18/1999	3, 25, 36, 39, 41, 42	KAZAKHSTAN

	12149	6/18/1998	3, 25, 36, 39, 41, 42	KAZAKHSTAN

	9899 12147	1/13/2000 6/18/1998	3, 25, 36, 37, 39, 42	KAZAKHSTAN

	9898 12146	1/13/2000 6/18/1998	3, 25, 36, 37, 39, 42	KAZAKHSTAN

A REGENT INTERNATIONAL HOTEL	410026603000 41-1993-0002210	4/4/1995 4/23/1993	43	KOREA SOUTH

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	4100137150000 41-1989-0002793	3/13/1991 10/24/1989	35, 39, 41, 42	KOREA SOUTH

	4002058710000 40-1989-0026603	11/27/1990 10/24/1989	2, 16	KOREA SOUTH

	4002095730000 40-1989-0026605	2/7/1991 10/24/1989	9, 16	KOREA SOUTH

	4002058720000 40-1989-0026606	11/27/1990 10/24/1989	2, 16	KOREA SOUTH

	4002184370000 40-1990-0010653	8/7/1991 4/17/1990	3	KOREA SOUTH

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	4002095740000 40-1989-0026607	2/7/1991 10/24/1989	9, 16	KOREA SOUTH

	4002184300000 40-1990-0010654	8/7/1991 4/17/1990	3	KOREA SOUTH

	4100137160000 41-1989-0002794	3/13/1991 10/24/1989	35, 39, 41, 42	KOREA SOUTH

	4002131230000 40-1990-0010655	4/24/1991 4/17/1990	34	KOREA SOUTH

	4100385720000 41-1995-0011991	10/21/1997 12/12/1995	37	KOREA SOUTH

	4100394850000 41-1995-0011990	12/23/1997 12/12/1995	36	KOREA SOUTH

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	41-2007-0009070	4/4/2007	43, 44	KOREA SOUTH

	4002970330000 40-1993-0013759	8/27/1994 4/23/1993	9, 16	KOREA SOUTH

	4002014180000 40-1989-0026602	9/24/1990 10/24/1989	2, 16	KOREA SOUTH

	83866	3/13/2007	42	KUWAIT

Live the Luxury	86176	6/2/2007	42	KUWAIT

	30630 33300	4/4/2000 4/6/1996	42	KUWAIT

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	2066 2310	2/21/1994 7/21/1993	25	LAOS

	2067 2310	2/21/1994 7/21/1993	42	LAOS

	65668 65668	4/26/1995 4/26/1995	3, 16, 18, 25, 36, 39, 41, 42	LEBANON

	97020493 97020493	11/1/2006 12/1/1997	41	MALAYSIA

	9702492	12/1/1997	39	MALAYSIA

	9702491 9702491	11/1/2006 12/1/1997	43	MALAYSIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	97020494 97020494	12/1/1997 12/1/1997	36	MALAYSIA

	88001482 88001482	3/31/1988 3/31/1988	16	MALAYSIA

	88001483 88001483	3/31/1988 3/31/1988	3	MALAYSIA

	84000695 84000695	2/13/1984 2/13/1984	16	MALAYSIA

Live the Luxury	07010642	6/5/2007	43	MALAYSIA

Regent			43	MALAYSIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	97020479 97020479	7/12/2007 12/1/1997	36	MALAYSIA

	97020480	12/1/1997	43	MALAYSIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	97020482 97020482	12/1/1997 12/1/1997	39	MALAYSIA

	88001484 88001484	3/31/1988 3/31/1988	16	MALAYSIA

	84000696 84000696	2/13/1984 2/13/1984	16	MALAYSIA

	97020481 97020481	12/1/1997 12/1/1997	41	MALAYSIA

	952232 338438	9/14/2006 7/3/1998	36	MEXICO

	898900 337079	9/12/2005 6/23/1998	42	MEXICO

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	597751 344643	1/22/1999 8/21/1998	16	MEXICO

	629438 344646	10/26/1999 8/21/1998	21	MEXICO

	599478 344645	1/29/1999 8/21/1998	24	MEXICO

	953247 344644	9/20/2006 8/21/1998	26	MEXICO

	596122 344642	12/10/1998 8/21/1998	34	MEXICO

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	603589 350410	3/26/1999 10/13/1998	28	MEXICO

	629423 338430	10/26/1999 7/3/1998	3	MEXICO

	629428 338439	10/26/1999 7/3/1998	25	MEXICO

	629427 338437	10/26/1999 7/3/1998	39	MEXICO

	643566 338436	2/25/2000 7/3/1998	41	MEXICO

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	898899 337078	9/12/2005 6/23/1998	42	MEXICO

Live the Luxury	1002454 859959	9/17/2007 6/7/2007	43	MEXICO

Regent	854672	5/16/2007	43	MEXICO

Regent	1005867 854671	10/9/2007 5/16/2007	44	MEXICO

	870431 337080	2/28/2005 6/23/1998	42	MEXICO

	338433	7/3/1998	36	MEXICO

	805924 344784	9/8/2003 8/24/1998	21	MEXICO

	597750 344638	1/22/1999 8/21/1998	16	MEXICO

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	682018 350409	12/20/2000 10/13/1998	28	MEXICO

	844297 616115	7/26/2004 8/25/2003	43	MEXICO

	629426 338435	10/26/1999 7/3/1998	3	MEXICO

	672882 338434	9/29/2000 7/3/1998	25	MEXICO

	629425 338432	10/26/1999 7/3/1998	39	MEXICO

	629424 338431	10/26/1999 7/3/1998	41	MEXICO

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	599023 344641	1/28/1999 8/21/1998	24	MEXICO

	599022 344640	1/28/1999 8/21/1998	26	MEXICO

	180752 180752	5/16/1996 5/2/1988	39	NEW ZEALAND

	171032 171032	9/26/1990 3/18/1987	34	NEW ZEALAND

	171030 171030	9/26/1990 3/18/1987	24	NEW ZEALAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	180753 180753	6/25/1996 5/2/1988	41	NEW ZEALAND

	180751 180751	6/25/1996 5/2/1988	35	NEW ZEALAND

	180754 180754	6/25/1998 5/2/1988	42	NEW ZEALAND

	171031 171031	9/26/1990 3/18/1987	25	NEW ZEALAND

	171029 171029	9/26/1990 3/18/1987	21	NEW ZEALAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	171028 171028	1/29/1992 3/18/1987	18	NEW ZEALAND

	171025 171025	9/26/1990 3/18/1987	3	NEW ZEALAND

	171026 171026	9/26/1990 3/18/1987	14	NEW ZEALAND

	171027 171027	6/25/1996 3/18/1987	16	NEW ZEALAND

	171017 171017	7/17/1991 3/18/1987	3	NEW ZEALAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	171019 171019	5/16/1996 3/18/1987	16	NEW ZEALAND

	171022 171022	2/26/1991 3/18/1987	24	NEW ZEALAND

	171023 171023	2/26/1991 3/18/1987	25	NEW ZEALAND

	171024 171024	2/26/1991 3/18/1987	34	NEW ZEALAND

	171018 171018	7/26/1991 3/18/1987	14	NEW ZEALAND

	171020 171020	10/25/1991 3/18/1987	18	NEW ZEALAND

	171021 171021	2/26/1991 3/18/1987	21	NEW ZEALAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	180750 180750	5/2/1988 5/2/1988	42	NEW ZEALAND

	177947 177947	8/20/1990 3/3/1988	3	NEW ZEALAND

	180747 180747	4/27/1994 5/2/1988	35	NEW ZEALAND

	180748 180748	4/27/1994 5/2/1988	39	NEW ZEALAND

	180749 180749	4/27/1994 5/2/1988	41	NEW ZEALAND

	177948 177948	9/26/1990 3/3/1988	16	NEW ZEALAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	172754 19932401	5/2/1996 5/19/1993	25, 39, 41, 42	NORWAY

	11687 11687	7/24/2001 6/5/1995	42	OMAN

	196061	5/22/2004	43	PAKISTAN

	196060	5/22/2004	42	PAKISTAN

	4-1996-109660 4-1996-109660	10/30/2004 7/10/1996	36	PHILIPPINES

	4-1993-90100 4-1993-90100	12/19/2005 12/28/1993	42	PHILIPPINES

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	84906 121983	5/9/1995 6/1/1993	25, 42	POLAND

	310636 MNA 310636 MNA	4/18/1996 6/2/1995	36	PORTUGAL

	58787 N/A	10/5/2004 1/17/2003	42	PUERTO RICO

	58785 N/A	10/14/2004 1/17/2003	42	PUERTO RICO

	12992 12992	3/1/2000 2/22/1995	42	QATAR

	360/91 360/91	11/29/1995 3/12/1995	42	SAUDI ARABIA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	306/62 306/62	5/8/1994 6/19/1993	43	SAUDI ARABIA

	T8908096H T8908096H	12/7/1989 12/7/1989	16	SINGAPORE

	T9102880C T9102880C	3/13/1991 3/13/1991	39	SINGAPORE

	T9102881A T9102881A	3/13/1991 3/13/1991	41	SINGAPORE

	T9102882Z T9102882Z	3/13/1991 3/13/1991	42	SINGAPORE

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	T91/02884F T91/02884F	3/13/1991 3/13/1991	41	SINGAPORE

	T9102885D T9102885D	3/13/1991 3/13/1991	42	SINGAPORE

	T9102883H T9102883H	4/30/1996 3/13/1991	39	SINGAPORE

Live the Luxury	T0715591H	7/13/2007	43	SINGAPORE

Regent	T0715590Z	7/13/2007	41, 43, 44, 45	SINGAPORE

	T89080731 T89080731	12/6/1989 12/6/1989	16	SINGAPORE

	T9502185D T9502185D	9/4/2001 3/11/1995	36	SINGAPORE

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	T9102879Z T9102879Z	8/31/1995 3/13/1991	42	SINGAPORE

	T9102877C T9102877C	3/31/1994 3/13/1991	39	SINGAPORE

	T9102878A T9102878A	6/30/1994 3/13/1991	41	SINGAPORE

	1995/13829 1995/13829	2/4/1999 10/17/1995	42	SOUTH AFRICA

	1995/13828 1995/13828	10/17/1995 10/17/1995	36	SOUTH AFRICA

	66934 66934	11/27/1995 6/7/1993	42	SRI LANKA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	4158 4158	8/19/1997 3/15/1994	50	ST. KITTS & NEVIS

	211/1998 211/1998	6/22/1999 9/8/1998	42	ST. LUCIA

	98000212 98000212	5/22/1999 9/8/1998	42	ST. LUCIA

	334989 1993/04831	2/25/2000 5/25/1993	42	SWEDEN

	411095 5221/1993	4/1/1993 4/1/1993	41, 42	SWITZERLAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	362719 569/88	1/28/1988 1/28/1988	3, 16, 34	SWITZERLAND

	362720 570/88	1/28/1988 1/28/1988	3, 16, 34	SWITZERLAND

	P-411096 5222/1993	4/1/1993 4/1/1993	41, 42	SWITZERLAND

	300698 7606804	10/1/1985 2/14/1985	56	TAIWAN

	18388 7405772	9/1/1985 2/7/1985	7	TAIWAN

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	18263 7406794	9/1/1985 5/14/1985	1	TAIWAN

Live the Luxury	96026582	6/5/2007	43	TAIWAN

Regent	18262 7406808	9/1/1985 2/14/1985	1	TAIWAN

Regent	19527 7405773	12/16/1985 2/7/1985	7	TAIWAN

Regent (in Chinese characters)	18261 7406779	9/1/1985 2/14/1985	1	TAIWAN

Regent (in Chinese characters)	18387 7406781	9/1/1985 2/14/1985	7	TAIWAN

	43685 7831287	3/1/1990 7/3/1989	1	TAIWAN

	43137 7831286	2/1/1990 7/3/1989	7	TAIWAN

Mark	Reg. No./ Serial No.	Reg. Dale/ App. Date	Class	Country of Registration
	BOR344 225341	8/25/1993 3/17/1992	35	THAILAND

	KOR83185 369666	10/12/1989 10/6/1988	16	THAILAND

	BOR701 225337	1/30/1994 3/17/1992	39	THAILAND

	BOR1185 225336	7/15/1994 3/17/1992	41	THAILAND

	BOR598 225340	12/15/1993 3/17/1992	42	THAILAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	KOR83179 369665	10/10/1989 10/6/1988	34	THAILAND

	KOR83979 369664	10/9/1989 10/6/1988	34	THAILAND

	KOR83978 369662	10/9/1989 10/6/1988	34	THAILAND

	KOR83180 369663	10/9/1989 10/6/1988	3	THAILAND

Live the Luxury	663183	6/6/2007	43	THAILAND

	BOR10088 284072	5/23/2000 4/18/1995	36	THAILAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	59019 93833	7/30/1976 7/30/1976	16	THAILAND

Regent of Bangkok	KOR116650 417212	4/29/1980 4/29/1980	16	THAILAND

Regent Resort	BOR22502 345452	10/3/1997 10/3/1997	42	THAILAND

	BOR2487 225344	2/10/1995 3/17/1992	35	THAILAND

	BOR1178 225343	7/15/1994 3/17/1992	39	THAILAND

	KOR84804 369661	10/9/1989 10/6/1988	16	THAILAND

	BOR2552 225342	2/17/1995 3/17/1992	41	THAILAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	BOR11711 225361	2/2/2001 3/17/1992	42	THAILAND

	KOR83976 369667	6/8/1990 10/6/1988	34	THAILAND

	KOR83508 369659	10/10/1989 10/6/1988	3	THAILAND

	KOR97451 388582	1/11/1990 8/16/1989	3	THAILAND

	KOR83120 369668	10/9/1989 10/6/1988	34	THAILAND

	KOR83507 369660	10/9/1989 10/6/1988	34	THAILAND

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	111107 N/A	3/20/1989 3/20/1989	8, 14, 16, 18, 21, 24, 25, 32, 33, 34	TURKEY

	2002/001126 2002/001126	1/22/2002 1/22/2002	36, 41, 43, 44	TURKEY

	105323 6738/88	2/2/1988 2/2/1988	3, 16, 34	TURKEY

	192566 1997/10841	7/29/1997 7/29/1997	36, 39, 41, 42	TURKEY

	1998/16708 1998/16708	11/25/1998 11/25/1998	14, 25, 33	TURKEY

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	14308 14308	6/5/2006 4/13/2006	43	TURKS & CAICOS

Live the Luxury	14949 14949	8/14/2007 8/4/2007	43	TURKS & CAICOS

Regent	14114 14114	1/31/2006 11/29/2005	43	TURKS & CAICOS

	14307 14307	6/5/2006 4/13/2006	43	TURKS & CAICOS

			43	UKRAINE

			43	UKRAINE

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	13095 22154	12/8/1997 6/16/1997	36	UNITED ARAB EMIRATES

	13096 22155	12/8/1997 6/16/1997	42	UNITED ARAB EMIRATES

Live the Luxury	95647	6/5/2007	43	UNITED ARAB EMIRATES

Regent	13488 14966	2/10/1998 2/19/1996	36	UNITED ARAB EMIRATES

	10573 11593	6/14/1997 6/16/1995	42	UNITED ARAB EMIRATES

	B1333872 B1333872	1/25/1991 2/2/1988	43, 44, 45	UNITED KINGDOM

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	2042642 2042642	5/9/1997 10/25/1995	36	UNITED KINGDOM

	B1292266 B1292266	11/6/1986 11/6/1986	42	UNITED KINGDOM

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Regent Resort	2146343 2146343	7/3/1998 9/26/1997	42	UNITED KINGDOM

	1333865 1333865	5/15/1992 2/2/1988	43, 44, 45	UNITED KINGDOM

LONDON	1371411 1371411	12/14/1990 1/25/1989	43	UNITED KINGDOM

	S013961 98-019680	9/28/2000 10/26/1998	42	VENEZUELA

	S013962 98-019681	9/28/2000 10/26/1998	42	VENEZUELA

	S013963 98-019682	9/28/2000 10/26/1998	42	VENEZUELA

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
	23297 11551	12/6/1996 3/18/1993	41, 42	VIETNAM

	2667 3622	5/4/1991 4/5/1991	42	VIETNAM

	34107 30622	5/25/2000 9/11/1996	38, 39	VIETNAM

	23296 11550	12/6/1996 3/18/1993	41, 42	VIETNAM

EXHIBIT B

(Intentionally left blank)

EXHIBIT C

(Intentionally left blank)

EXHIBIT D

(Seven Seas Marks)

Mark	Reg No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Seven Seas Explorer	2,700,599 78/140,790	3/25/2003 7/2/2002	41	UNITED STATES

Seven Seas Navigator	2,571,631 78/066,846	5/21/2002 6/1/2001	39	UNITED STATES

Seven Seas Mariner	2,540,614 78/066,842	2/19/2002 6/1/2001	39	UNITED STATES

Seven Seas Cruises	77/173,487	5/4/2007	39, 43	UNITED STATES

Seven Seas Voyager	77/173,396	5/4/2007	39	UNITED STATES

Seven Seas Society	77/014,405	10/5/2006	39	UNITED STATES

Unique Discoveries	3,271,297 77/017,679	7/31/2007 10/10/2006	16	UNITED STATES

Luxury Goes Exploring	2,661,799 76/207,391	12/17/2002 2/8/2001	39, 41, 42	UNITED STATES

Song of Flower	1,735,322 74/252,848	11/24/1992 2/25/1992	39	UNITED STATES

Seven Seas Adventurer

Seven Seas Diamond

Seven Seas Discoverer

Seven Seas Endeavor

Seven Seas Cruise Line

Seven Seas

SSC

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Luxury Goes Exploring	TMA594572 111200100	11/12/2003 8/8/2001	39, 41, 42 Svl, Sv2, Sv3	CANADA

Seven Seas Cruises	134659800	5/9/2007	39 Svl, Sv2, Sv3	CANADA

Seven Seas Mariner	TMA609580 111882600	5/6/2004 10/18/2001	39 Srv	CANADA

Seven Seas Navigator	TMA609256 111882500	5/4/2004 10/18/2001	39 Srv	CANADA

Seven Seas Society	132283700	11/3/2006	35, 39 Srv	CANADA

Seven Seas Voyager	134659700	5/9/2007	39 Srv	CANADA

Unique Discoveries	132157000	10/25/2006	16 Gds	CANADA

Luxury Goes Exploring	2327393 2327393	11/5/2002 8/2/2001	39, 41, 42	EUROPEAN COMMUNITY

Seven Seas Adventurer	2301760 2301760	12/9/2002 7/16/2001	39, 41, 42	EUROPEAN COMMUNITY

	2898344 2898344	3/17/2004 10/14/2002	39, 41, 43	EUROPEAN COMMUNITY

Seven Seas Cruises	5875951	5/4/2007	39, 41, 43	EUROPEAN COMMUNITY

Seven Seas Diamond	2889707 2889707	3/9/2004 10/14/2002	39	EUROPEAN COMMUNITY

D-2

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Seven Seas Discoverer	2416212 2416212	2/27/2003 10/18/2001	39	EUROPEAN COMMUNITY

Seven Seas Endeavor	2302602 2302602	7/31/2002 7/16/2001	39, 41, 42	EUROPEAN COMMUNITY

Seven Seas Explorer	2409852 2409852	11/5/2002 10/15/2001	39	EUROPEAN COMMUNITY

Seven Seas Mariner	2287159 2287159	11/29/2002 7/4/2001	39, 41, 42	EUROPEAN COMMUNITY

Seven Seas Navigator	2288116 2288116	10/10/2002 7/4/2001	39, 41, 42	EUROPEAN COMMUNITY

Seven Seas Voyager	5875927	5/4/2007	39, 41, 42	EUROPEAN COMMUNITY

D-3

EXHIBIT E

(Intentionally left blank)

EXHIBIT F

(Licensee’s Domain Names)

7seascruises.biz

7seascruises.net

7seascruises.org

7seascruisesonline.com

7seascruisesonline.net

7seascruisesonline.org

diaadmin.com

luxurygoesexploring.com

maradmin.com

mysevenseas.com

mysevenseas.net

navadmin.com

pauadmin.com

sellssc.com

sevenseascruiseline.com

sevenseascruiseline.net

sevenseascruiseline.org

sevenseascruises.biz

sevenseascruises.com

sevenseascruises.org

sevenseascruisesonline.com

sevenseascruisesonline.net

sevenseascruisesonline.org

sevenseasonline.net

sevenseasonline.org

sevenseasruisesonline.com

sevenseasruisesonline.net

sevenseasruisesonline.org

sofadmin.com

sscdiamond.com

sscmail.com

sscmariner.com

sscnavigator.com

sscpaulgauguin.com

sscsongofflower.com

sscvoyager.com

voyadmin.com

voyagestodiscover.com

voyagestoexplore.com

EXHIBIT G

(Licensee’s Domain Names)

24hourregentsevenseascruises.com

affordableregentcruises.com

affordable-regent-cruises.com

agents-for-regent-cruises.com

allregentcruises.com

authorized-agents-for-regent-cruises.com

backtobackregentcruises.com

back-to-back-regent-cruises.com

bestregentcruise.com

bookregent.com

book-regent-cruises-here.com

book-regent-seven-seas-cruises-here.com

book-your-regent-cruise-here.com

buyingaregentcruise.com

buying-a-regent-cruise.com

buyingregentcruises.com

buying-regent-cruises.com

cruiseregent.com

cruise-regent.com

cruiseregent7seas.com

cruiseregentcruises.com

cruise-regent-cruises.com

cruisewithregentsevenseas.com

discountregent.com

discountregentcruise.com

discountregentcruises.com

discount-regent-cruises.com

freeregentcruises.com

free-regent-cruises.com

friendsofregentcruises.com

friends-of-regent-crui ses.com

friendsofregentsevenseascruises.com

friends-of-regent-seven-seas-cruises.com

goregent.net

goregentcruise.com

goregentcruise.net

hesaidshesaidregentcruises.com

he-said-she-said-regent-cruises.com

idiscount-regentsevenseas-cruises.com

justregentcruises.com

letstalkregentcruises.com

let-talk-regent-cruises.com

luxurycruisesregent.com

luxury-cruises-regent.com

luxurycruisesregentcruises.com

luxury-cruises-regent-cruises.com

luxury-cruises-regent-cruises-lines.com

luxuryregentcruises.com

luxuryregentcruises.net

luxury-regent-seven-seas-cruises.com

myregentcruise.com

number1regentcruise.com

onbuyingaregentcruise.com

on-buying-a-regent-cruise.com

onbuyingregentcruises.com

on-buying-regent-cruises.com

onregentcruiseline.com

on-regent-cruise-line.com

onregentcruises.com

on-regent-cruises.com

onregentcruiseships.com

on-regent-cruise-ships.com

penthousesonregentcruises.com

penthouses-on-regent-cruises.com

platinumcardregentcruises.com

platinum-card-regent-cruises.com

premiereregentcruises.com

premierregentcruise.com

recommended-agents-for-regent-cruises.com

recommended-agents-for-regent-seven-seas-cruises.com

regent7sea.com

regent7seascruise.com

regent7seascruisepros.com

regent-7-seas-cruise-pros.com

regent7seascruisesonline.com

regent-7seas-cruises-online.com

regent7seasdiamond.com

regent7seasmariner.com

regent7seasnavigator.com

regent7seaspaulgauguin.com

regent7seasvoyager.com

regentblog.com

regentcruise.biz

regent-cruise.biz

regentcruise.co.uk

regentcruise.net

regent-cruise.us

regentcruiseagent.com

regentcruiseblog.com

regent-cruise-blog.com

regentcruiseblogs.com

regent-cruise-blogs.com

regentcruisebuyersguide.com

regent-cruise-buyers-guide.com

regentcruisechecklist.com

regent-cruise-checklist.com

regentcruised.com

regentcruiseexperience.com

regentcruiseexperts.com

regentcruiseline.com

regentcruiselines.com

regentcruiselineships.com

regent-cruise-line-ships.com

regentcruiselinetips.com

regent-cruise-line-tips.com

regentcruiseplanner.com

regentcruisepuzzles.com

regent-cruise-puzzles.com

regentcruisequestions.com

regent-cruise-questions.com

regentcruisequestionstoask.com

regent-cruise-questions-to-ask.com

regentcruiser.com

regentcruisereview.com

regent-cruise-review.com

regentcruisereviews.com

regent-cruise-re views.com

regent-cruises.at

regentcruises.biz

regent-cruises.ch

regentcruises.co.uk

regent-cruises.com

regent-cruises.de

regentcruises.info

regentcruises.mobi

regentcruises.net

regentcruisesaver.com

regentcruisesblog.com

regent-cruises-blog.com

regentcruisesblogs.com

regent-cruises-blogs.com

regentcruisesbuyersguide.com

regent-cruises-buyers-guide.com

regentcruiseschecklist.com

regent-cruises-checklist.com

regent-cruises-discount.com

regentcruisesdiscounts.com

regent-cruises-discounts.com

regentcruisesecrets.com

regentcruise-secrets.com

regent-cruise-secrets.com

regentcruise-secrets-revealed.com

regentcruisesforfree.com

regent-cruises-for-free.com

regentcruiseship.com

regentcruiseships.com

regent-cruise-ships.com

regentcruisespuzzles.com

regent-cruises-puzzles.com

regentcruisesquestions.com

regent-cruises-questions.com

regentcruisesquestionstoask.com

regent-cruises-questions-to-ask.com

regentcruisesreview.com

regent-cruises-review.com

regentcruisesreviews.com

regent-cruises-reviews.com

regentcruises-secrets.com

regent-cruises-secrets.com

regentcruises-secrets-revealed.com

regentcruisesships.com

regent-cruises-ships.com

regentcruisestalk.com

regent-cruises-talk.com

regentcruisestestimonials.com

regent-cruises-testimonials.com

regentcruisestips.com

regent-cruises-tips.com

regentcruisesvacationguide.com

regent-cruises-vacations.com

regentcruisetestimonials.com

regent-cruise-testimonials.com

regentcruisetips.com

regent-cruise-tips.com

regentcruisevideos.com

regentlines.com

regent-luxury-cruise.com

regent-luxurycruiseexperts.com

regentmariner.com

regentnavigator.com

regentpassenger.com

regentpaulgauguin.com

regentsevensea.com

regentsevenseacruises.com

regentsevenseas.biz

regentsevenseas.com

regent-seven-seas.com

regentsevenseas.org

regentsevenseascruise.com

regent-seven-seas-cruise.com

regentsevenseascruise.net

regent-seven-seas-cruise-line.com

regentsevenseascruiselinesdiamondcruiseshipshanseaticcruises.com

regent-seven-seas-cruise-line-spcials.com

regent-seven-seas-cruise-line-specials.com

regent-seven-seas-cruise-reviews.com

regentsevenseascruises.co.uk

regentsevenseascruises.com

regentsevenseascruises.net

regentsevenseascruises.travel

regentsevenseascruisesdeals.com

regent-seven-seas-cruises-discounts.com

regentsevenseascruisespecialists.com

regent-seven-seas-cruises-specials.com

regentsevenseascruisestravelclub.com

regent-seven-seas-cruises-travel-club.com

regentsevenseasdiamond.com

regentsevenseasmariner.com

regentsevenseasnavigator.com

regentsevenseaspaulgauguin.com

regentsevenseasvoyager.com

regentsociety.mobi

regenttravelagent.com

regentvoyager.com

rssc.biz

rssc.co.uk

rssc.com

rssc.mobi

rssc.travel

rssc.us

rsscdiamond.com

rsscforms.com

rssc-incentives.com

rsscmail.com

rsscmariner.com

rsscnavigator.com

rsscpaulgauguin.com

rsscshipnet.com

rsscsongofflower.com

rsscvoyager.com

secretstobetterregentcruises.com

secrets-to-better-regent-cruises.com

secretstobuyingaregentcruise.com

secrets-to-buying-a-regent-cruise.com

secretstobuyingregentcruises.com

secrets-to-buying-regent-cruises.com

sellrssc.com

sevenseascruisesregentdiamondcruisesdiscounthanseaticcruises.com

sevenseasmarinercruisesregentnavigatorshipsongofflowercruises.com

sevenseasregent.biz

sevenseasregent.com

suitesonregentcruises.com

suites-on-regent-cruises.com

talkregentcruises.com

talk-regent-cruises.com

theregentcruiseplanner.com

topagentsforregentcruises.com

top-agents-for-regent-cruises.com

topsuitesonregentcruises.com

top-suites-on-regent-cruises.com

travelagentsforregentcruises.com

travel-agents-for-regent-cruises.com

virtuosoagentsforregentcruises.com

virtuoso-agents-for-regent-cruises.com

webeatregentcruisequotes.com

we-beat-regent-cruise-quotes.com

webeatregentcruisesquotes.com

we-beat-regent-cruises-quotes.com

webeatregentsevenseascruisequotes.com

we-beat-regent-seven-seas-cruise-quotes.com

webeatregentsevenseascruisesquotes.com

we-beat-regent-seven-seas-cruises-quotes.com

winyourregentcruise.com

win-your-regent-cruise.com

rssc-scotland.co.uk

rssc-sweden.com

EXHIBIT H

(Licensor Domain Names Used With Cruise and Hotel Businesses)

regentexperience.com

regentexperience.mobi

theregentexperience.com

theregentexperience.mobi

regentexperience.co.uk

EXHIBIT I

(RSSC Marks)

Mark	Reg. No./ Serial No.	Reg. Date/ App. Date	Class	Country of Registration
Regent Seven Seas Cruises	3,311,971 78/834,362	10/16/2007 03/10/2006	39, 43	UNITED STATES

	3,311,970 78/834,357	10/16/2007 03/10/2006	39, 43	UNITED STATES

RSSC

Regent Seven Seas Cruises	134692500	5/10/2007	39, 41, 43 Svl, Sv2	CANADA

	134693000	5/10/2007	39, 41, 43 Svl, Sv2	CANADA

Regent Seven Seas Cruises	5876131	5/4/2007	39, 41, 43	EUROPEAN COMMUNITY

	5876214	5/4/2007	39,41,43	EUROPEAN COMMUNITY

1